EXHIBIT 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of September 10, 2025, is entered into by and between GRIDCORE INFRASTRUCTURE, LLC, a Colorado limited liability company (“Grantor”), and KYMA BATTERIES LLC, a Delaware limited liability company (“Secured Party”).

RECITALS

WHEREAS, reference is made to that certain Master Supply and Services Agreement entered into by and between Grantor and Secured Party, dated as of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Supply Agreement”), pursuant to which Secured Party has agreed to supply certain Equipment and Services for the development of a 222 MW Battery Energy Storage System (the “Project”);

WHEREAS, in connection with the Supply Agreement, Grantor has issued a Senior Secured Promissory Note of even date herewith in the principal amount of Eighty-Six Million Six Hundred Thousand and 00/100 Dollars ($86,600,000.00) in favor of Secured Party (the “Note”); and

WHEREAS, as a condition precedent to Secured Party entering into the Supply Agreement, Grantor shall grant Secured Party the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. DEFINITIONS

1.1. General Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the UCC. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses, including, without limitation, Grantor’s license to use the Kyma Energy Management System Software as described in Schedule II, attached hereto.

“Kyma Energy Management System Software” shall mean the proprietary software platform as more fully described in Schedule II, attached hereto.

“Physical Collateral” shall mean the BESS Equipment as more fully described in Schedule I, attached hereto.

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“Secured Obligations” shall mean all present and future obligations and liabilities of Grantor to Secured Party under the Note, this Agreement, and the Supply Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

Section 2. GRANT OF SECURITY INTEREST

2.1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all Secured Obligations, Grantor hereby pledges, assigns, and grants to Secured Party a continuing first-priority security interest in and to all of Grantor’s right, title, and interest in, to, and under all of its personal property, whether now owned or hereafter acquired or arising, and wherever located, including, without limitation, the following (collectively, the “Collateral”):

(a)

any and all of Grantor’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment (including the Physical Collateral), Fixtures, General Intangibles (including the Intellectual Property), Instruments, Inventory, Investment Property, and Letter-of-Credit Rights;

(b)

without limiting the foregoing, that certain Secured Promissory Note and Security Agreement made by DBD Express I LLC, a Texas limited liability company (“DBD Express”), for the benefit of Grantor, having the original face value of One Hundred Ninety-Three Million Four Hundred Twenty Thousand and 00/100 Dollars ($193,420,000.00) (the “DBD Express Promissory Note”);

(c)	without limiting the foregoing, that certain Security Agreement entered into by and between DBD Express and Grantor, related to the DBD Express Promissory Note;

(d)

without limiting the foregoing, that certain Continuing Guaranty Agreement entered into by and among BESS Rural Energy Cooperative LCA, a District of Columbia limited cooperative association, Secured Party, and Debtor;

(e)	the Physical Collateral as described in Schedule I, attached hereto;

(f)	any and all of Grantor’s Intellectual Property;

(g)	without limiting the foregoing, Grantor’s license to use the Kyma Energy Management System Software, as described in Schedule II, attached hereto;

(h)	all contracts and agreements related to the Project, including the End-User Agreement with BESS Rural Energy Cooperative LCA; and

(i)	all accessions to, substitutions for, and all replacements, products, and proceeds (including insurance proceeds) of any and all of the foregoing.

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Section 3. REPRESENTATIONS AND WARRANTIES

3.1. Good Title. Grantor owns the Collateral in its entirety. The Collateral is owned free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including, without limitation, any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or any other encumbrance (each, an “Encumbrance”).

3.2. Creation, Perfection, and Priority. This Agreement shall create in favor of Secured Party, and as security for Grantor’s performance of the Secured Obligations, a valid and perfected first priority security interest in any portion of the Collateral (the “Security Interest”).

3.3. Organization and Good Standing. Grantor is a Colorado limited liability company, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

3.4. Authority. Grantor has all requisite power, right, and authority to enter into this Agreement and consummate the transactions contemplated herein, without the consent or approval of any person.

3.5. Enforceability. As of the Effective Date, this Agreement will be duly executed and delivered by Grantor, and the provisions contained herein will be the legal, valid, and binding obligations of Grantor, enforceable against Grantor in accordance with the terms hereof.

3.6. No Violation. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not constitute a violation (with or without the giving of notice or lapse of time, or both) of any law, judgment, decree, order, regulation, or rule of any court, agency, or other governmental authority applicable to Grantor.

3.7. State of Formation. Grantor will not change Grantor’s formation to another state at any time without prior written notice to Secured Party. Grantor will not change Grantor’s legal name at any time unless Grantor gives Secured Party prior written notice.

3.8. Taxes. Grantor shall pay when due all taxes, assessments, and any other governmental levy which is, or may be, levied against any Collateral, and shall otherwise maintain the Collateral free of all liens, charges, and encumbrances.

Section 4. COVENANTS

4.1. Protection of Collateral. Grantor shall not sell, lease, or otherwise dispose of any Collateral, except for sales of inventory in the ordinary course of business. Grantor shall keep the Collateral free from all liens other than the security interest granted hereby.

4.2. Insurance. Grantor shall maintain insurance on all tangible Collateral against loss or damage by fire and other hazards, in such amounts and with such insurers as are reasonably satisfactory to Secured Party. All such policies shall name Secured Party as an additional insured and loss payee.

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4.3. Intellectual Property. Grantor shall not, without the prior written consent of Secured Party,

(a) modify, alter, or create derivative works of the Kyma Energy Management System Software;

(b) sublicense, rent, lease, or otherwise permit any third party to use the Kyma Energy Management System Software; or (c) take any action that would jeopardize Secured Party’s rights in the Intellectual Property.

4.4. Proceeds from Sale of Collateral. In the event that Grantor sells, transfers, or otherwise disposes of any portion of the Physical Collateral or Intellectual Property to any third party, whether with or without the consent of Secured Party, all proceeds, revenues, and consideration received by Grantor from such sale, transfer, or disposition (whether in the form of cash, securities, promissory notes, or other property) shall be automatically pledged to Secured Party and shall be held in trust for the benefit of Secured Party. Grantor shall immediately remit all such proceeds to Secured Party for application against the Secured Obligations in such order and manner as Secured Party may determine in its sole discretion. This provision shall survive any Event of Default and shall remain in full force and effect until all Secured Obligations have been paid in full.

4.5. Further Assurances. Grantor will, at Grantor’s cost and expense, execute, deliver, file, and/or record (in such manner and form as Secured Party may require) any assignment, financing statement or other paper that may reasonably be necessary or desirable, or that Secured Party may reasonably request, in order to create, preserve or perfect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights hereunder or with respect to the Collateral. Secured Party is further granted the power, coupled with an interest, to sign on behalf of Grantor as attorney-in-fact and to file one (1) or more financing statements in any jurisdiction under the Uniform Commercial Code of Texas or other applicable law naming Grantor, as debtor, and Secured Party, as secured party, and describing the Collateral herein specified. Grantor and Secured Party shall each enter into a reasonable form of Deposit Account Control Agreement with respect to the Lockbox Account (as defined below) on the request of Secured Party.

4.6. Lockbox Account. Grantor shall cause any and all amounts arising from payments of principal and/or interest on the Note, along with any and all amounts received from foreclosure proceedings arising in connection therewith, to be paid from a lockbox account (the “Lockbox Account”) maintained by a bank designated by Grantor and Secured Party (the “Bank”), and the Lockbox Account shall be jointly held by Grantor and Secured Party; provided, that the Bank shall make monthly distributions to the respective bank accounts designated by Grantor and Secured Party. Secured Party shall have the right to access and immediately withdrawal any and all funds held in the Lockbox Account. Grantor shall cause DBD Express to deposit any and all amounts paid by DBD Express to Grantor under the DBD Express Promissory Note into the Lockbox Account. In the event of Grantor’s failure to cause the distribution of any amounts due to any holder of the Note, pursuant to this Section 4.6, Secured Party shall assume exclusive control over the Lockbox Account.

4.7. UCC-1 Financing Statement. Grantor shall, and hereby will, timely file with the appropriate Secretary of State a UCC-1 financing statement to perfect Grantor’s security interest in the Collateral.

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4.8. Termination. Grantor’s obligations in this Agreement shall terminate on the date on which the has been indefeasibly repaid in full (the “Termination Date”). Promptly after the Termination Date, Secured Party will promptly file a UCC-3 termination statement and take any other actions reasonably necessary to release its Security Interest in the Collateral.

Section 5. DEFAULT AND REMEDIES

5.1. Event of Default.Grantor will be in default upon the occurrence of any of the following events (an “Event of Default”): (a) failure to make the payment, when due and payable of any of the Secured Obligations and such non-payment is not cured within any applicable cure period; (b) failure of the performance of any obligation or covenant contained or referred to herein or the Note or the Supply Agreement; (c) any warranty, representation or statement made or furnished to Secured Party by Grantor pursuant to this Agreement proves to have been false in any material respect when made or furnished; (d) any event which results in the acceleration of the maturity of the Secured Obligations; (e) encumbrance to, or of, the Collateral or the making of any levy, seizure of attachment thereof or thereon; (f) failure to issue membership interest, including, but not limited to, the Collateral, to Secured Party; or (g) appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against, Grantor which is not dismissed, discharged or stayed within thirty (30) days following the occurrence of the applicable foregoing event. Upon the occurrence of an Event of Default, Secured Party may at its option declare any or all of the Secured Obligations to be due and payable and such sums shall then be due and payable immediately, without notice or demand.

5.2. Remedies. Rights and Remedies on Default. After the occurrence of any Event of Default, Secured Party may exercise at any time and from time to time any rights and remedies available to Secured Party under the Uniform Commercial Code in effect in the State of Texas and under applicable law, including, without limitation, those rights and remedies under Section 9.607, et seq. under such Uniform Commercial Code. Any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is given at least fourteen (14) days before the time of such disposition. Any proceeds of any disposition by Secured Party of any of the Collateral may be applied by Secured Party to the payment of expenses in connection with the Collateral, including, but not limited to, repossession expenses and reasonable attorneys’ fees and legal expenses, and any balance of such proceeds shall be then applied against the Secured Obligations and other amounts secured hereby in such order of application as Secured Party may elect.

Section 6. MISCELLANEOUS

6.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile, electronic mail, or United States mail or courier service, and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile or electronic mail, or three (3) business days after depositing it in the United States mail with postage prepaid and properly addressed.

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6.2. Amendments and Waivers.No amendment, modification, termination, or waiver of any provision of this Agreement shall be effective without the written concurrence of Secured Party. No failure or delay on the part of Secured Party in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. All rights and remedies existing under this Agreement are cumulative and not exclusive of any rights or remedies otherwise available.

6.3. Successors and Assigns.This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Grantor shall not, without the prior written consent of Secured Party, assign any right, duty, or obligation hereunder. Secured Party may assign or otherwise transfer any Secured Obligations to any other person, and such other person shall thereupon become vested with all the benefits granted to Secured Party herein.

6.4. Severability.In case any provision in or obligation hereunder shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

6.5. Headings.Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

6.6.GOVERNINGLAW.THELAWSOFTHESTATEOFTEXASSHALLGOVERNTHECONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF, EACH WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

6.7. CONSENT TO JURISDICTION. SUBJECT TO SECTION 6.9 HEREOF, EACH OF GRANTOR AND SECURED PARTY HEREBY CONSENT TO THE JURISDICTION OF ANY STATE DISTRICT OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS WITHIN THE STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

6.8. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM, OR CROSS-CLAIM IN ANY ACTION, PROCEEDING OR OTHER HEARING BROUGHT BY EITHER GRANTOR OR SECURED PARTY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN GRANTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. GRANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS AGREEMENT, THAT GRANTOR ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT GRANTOR WILL CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN GRANTOR AND SECURED PARTY. GRANTOR FURTHER WARRANTS AND REPRESENTS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. GRANTOR EXPRESSLY AGREES TO WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATING TO THIS AGREEMENT.

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6.9. ARBITRATION. ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES, OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION, OR VALIDITY OF THIS AGREEMENT, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE RESOLVED BY SUBMISSION TO ARBITRATION IN THE COUNTY OF DALLAS, STATE OF TEXAS, BEFORE AN ARBITRATOR SELECTED BY DALLAS JAMS SELECTION PROCEDURES (THE “ARBITRATOR”). THE ARBITRATION SHALL BE ADMINISTERED BYDALLAS JAMS, PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES, AND IN ACCORDANCE WITH THE EXPEDITED PROCEDURES CONTAINED THEREIN. THE ARBITRATOR SHALL FOLLOW ANY APPLICABLE FEDERAL LAW AND TEXAS STATE LAW IN RENDERING AN AWARD. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE DISPUTE, CLAIM, OR CONTROVERSY SUBMITTED TO SUCH ARBITRATION. THIS SECTION SHALL NOT PRECLUDE THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS ONLY. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE ARBITRATOR’S DECISION SHALL BE FINAL AND BINDING, TO THE FULLEST EXTENT PERMITTED BY LAW, AND ENFORCEABLE BY ANY COURT HAVING JURISDICTION THEREOF.

6.10 DISCLAIMER OF RELIANCE. GRANTOR ACKNOWLEDGES THAT NONE OF THE PARTIES HERETO, NOR ANY AGENTS OR COUNSEL OF ANY OTHER PARTY, HAVE MADE ANY PROMISE, REPRESENTATION, OR WARRANTY, EXPRESS OR IMPLIED, NOT CONTAINED HEREIN, TO INDUCE THE PARTIES’ EXECUTION OF THIS AGREEMENT. GRANTOR ACKNOWLEDGES AND WARRANTS THAT GRANTOR IS NOT EXECUTING THIS AGREEMENT IN RELIANCE ON ANY PROMISE, REPRESENTATION, OR WARRANTY NOT CONTAINED HEREIN. GRANTOR REPRESENTS AND WARRANTS THAT GRANTOR HAS CONDUCTED AN INDEPENDENT INVESTIGATION AND THAT GRANTOR HAS HAD THE OPPORTUNITY TO CONSULT WITH THE COUNSEL OF GRANTOR’S CHOICE AND SO HAS CONSULTED. GRANTOR SPECIFICALLY DISCLAIMS RELIANCE ON ANY REPRESENTATIONS MADE BY ANY OTHER PARTY, EXCEPT FOR THOSE REPRESENTATIONS THAT ARE SPECIFICALLY REDUCED TO WRITING IN THIS AGREEMENT.

6.11. WAIVER OF DTPA. GRANTOR ACKNOWLEDGES AND AGREES THAT IT SHALL, AND HEREBY DOES, WAIVE ANY AND ALL RIGHTS, CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, CROSS-CLAIMS, AND DEFENSES IT MAY HAVE UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT RELATING TO THIS AGREEMENT.

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6.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.13. Waivers by Grantor. Grantor hereby waives presentment, demand for payment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Agreement.

6.14. Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as may be determined by the finder of fact. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

6.15. Entire Agreement. This Agreement, the Note, and the Supply Agreement embody the entire agreement, understandings, representations, and warranties Grantor and Secured Party and supersede all prior agreements, understandings, representations, and warranties between such parties relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, Grantor and Secured Party have executed this Agreement as of the date first above written.

GRANTOR:

GRIDCORE INFRASTRUCTUE, LLC,

a Colorado limited liability company

By:
Name:	Greg Harrington
Its:	Managing Member

SECURED PARTY:

KYMA BATTERIES LLC,

a Delaware limited liability company

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SCHEDULE I: PHYSICAL COLLATERAL (BESS EQUIPMENT)

This schedule details the specific physical assets, constituting the “Physical Collateral,” subject to the security interest granted herein. The assets are valued as of June 20, 2025, per the DAI Management Consultants Valuation Memo.

Asset Description		Quantity	Location	Fair Market Value (USD)
Sungrow	ST2236UX-US BESS	92	9100 Missippi St Houston, TX	$65,080,223
Sungrow	ST2236UX-US BESS	12	18551 Beaumont Hwy Crosby, TX	$8,490,000
Sungrow	ST3727KWH BESS	6	3340 Sandy Elm Road LaVernia, TX	$7,190,361
Sungrow	ST3727KWH BESS	4	1501 Southport Parkway Wilmer, TX	$4,793,574
Sungrow	SC4000UD-MV- US PCS	18	3340 Sandy Elm Road LaVernia, TX	$5,176,594
Total				$90,730,752

Note: Valuation figures are derived from the total FMV of $92,002,785, allocated pro-rata based on quantity and type.

Key Asset Specifications:

•

Sungrow ST2236UX-US BESS: A fully containerized, liquid-cooled, utility-scale battery energy storage system with approximately 2.2 MWh energy capacity per unit. Features modular architecture, integrated switchgear, and advanced thermal management.

•

Sungrow ST3727KWH BESS: A high-capacity, fully integrated system featuring Lithium Iron Phosphate (LFP) battery chemistry, with a total energy capacity of 3,727 kWh per unit. Includes batteries, PCS, transformers, and switchgear.

•	Sungrow SC4000UD-MV-US PCS: Power Conversion Systems designed for grid- connected applications and medium-voltage integration.

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SCHEDULE II INTELLECTUAL PROPERTY COLLATERAL

This schedule details the specific intellectual property assets, constituting the “Intellectual Property” collateral, subject to the security interest granted herein. The central asset is the Kyma Energy Management System Software.

1. Kyma Energy Management System (EMS) Software

The Kyma EMS is a proprietary, unified operational backbone for energy storage sites, providing real-time control, data acquisition, and simulation-based decision support. The value of the Physical Collateral is fundamentally enhanced by its integration with the Kyma EMS.

Core Capabilities Secured:

•

Supervisory Control Logic: The software’s capacity to serve as the primary control layer for the entire installation, issuing real-time operational commands that govern power conversion, routing, and delivery across the site.

•

Manufacturer-Agnostic Control: The vendor-neutral foundation that enables control over batteries, inverters, and site equipment from any vendor through universal communication protocols (e.g., CAN, Modbus, MQTT).

•

Real-Time Data Acquisition & Standardization: The system for continuously capturing and normalizing data from all plant components into a consistent internal format for real-time evaluation and control.

•

Predictive Simulation-Based Control: The integrated simulation engine that models future battery states, load curves, and system conditions to determine the safest and most effective operating path before command execution.

•	Grid-Independent Architecture: The split on-grid/off-grid architecture enabling coordinated, independent operation and sub-20-millisecond transitions between operating modes.

•

Remote Operations Platform: The unified operational interface and enterprise-grade dashboard for on-site and remote management, including diagnostics, historical performance review, and remote command execution.

•	Security Architecture: The zero-trust security model, including isolated networks, encrypted communication channels, certificate-based authorization, and containerized services.

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Components Secured:

•	All source code, object code, and executable files for the Kyma EMS.

•	All algorithms, control logic, and operational parameters embedded within the software.

•	All databases, data schemas, and standardized data formats used by the system.

•	All documentation, manuals, and technical specifications related to the software.

•	All future enhancements, including the planned AI-driven intelligence layer (scheduled for mid-2026).

This grant secures the Kyma EMS as an integrated and inseparable component of the overall energy storage system, acknowledging that its intellectual property is fundamental to the operational capability and economic value of the Physical Collateral.

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